UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2009

TITLE STARTS ONLINE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4540 Alpine Road, Blue Ash, Ohio 45242
(Address of principal executive offices) (zip code)

513-297-3640
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Title Starts Online, Inc. (“Title” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company’s or Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we," "our," "us," the "Company," or "Title" refer to Title Starts Online, Inc., a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On December 28, 2009, we entered into and closed a Share Exchange Agreement with the shareholders of Advanced Mechanical Products, Inc., an Ohio corporation (“AMP”), each of which are accredited investors (“AMP Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AMP in exchange for 1,063,636 shares of our common stock (the “AMP Acquisition”). Considering that, following the merger, the AMP Shareholders control the majority of our outstanding voting common stock and we effectively succeeded our otherwise minimal operations to those that are theirs, AMP is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of AMP securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. AMP is the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of AMP.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of AMP pursuant to the terms of the Share Exchange Agreement.  As a result of such acquisition, our operations our now focused on the design, marketing and sale of modified automobiles with an all electric drivetrain and battery systems. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

In addition, on December 29, 2009, subsequent to the acquisition of AMP, the Company entered into an Agreement and Release with Mark DeFoor, a significant shareholder of the Company, pursuant to which Mr. DeFoor agreed to return 3,105,000 shares of common stock of the Company to the Company for cancellation and has provided a full release of the Company in consideration of the transfer of all securities of Title Starts of Kansas City, LLC, the Company’s former wholly owned subsidiary, and all assets relating to the online abstract business.

Overview

Advanced Mechanical Products, Inc. (“AMP”) designs, sells and delivers modified automobiles with an all electric drivetrain and battery system that allows the vehicle to perform just like a vehicle with an internal combustion engine (“ICE”), but with no emissions or burning of fossil fuels.  Using its drivetrain system, the Company converts an existing vehicle to an all electric vehicle instead of one that burns gasoline. Currently, the Company will convert a Saturn Sky, Saturn Aura or Saturn VUE provided from a buyer or a distributor by removing the vehicle’s engine, gasoline tank and drive train and replace them with an electric motor, batteries and traction control components.  The buyer provides either a new or a used vehicle to AMP that will be modified with the slip-in AMP electronic powertrain. The vehicle is then returned to the buyer for use. The product is warranted with a 3 year or 36,000 mile warranty.

Our core goal is to establish and to build our brand as the brand that consumers immediately think of when they hear the words “Electric Car”.  We intend to develop our brand using the good reputation of the vehicles we convert to electric.  These vehicles will all ready have established themselves as high quality, stylish, safe, desirable and market leading vehicles in their ICE configurations.  We intend to leverage the countless hours and dollars spent by the OEM to build and market these proven vehicles.  Specifically, we have established relationships with automotive suppliers for sub-components that are designed for existing hybrid vehicles.  Our relationships allow us to purchase drive motors, electric power steering, electric air conditioning and our power electronics at a basic cost without having invested a massive amount of time and capital to independently develop such components.

We will also incorporate the latest battery, motor and software advances available at the time.  We intend to be maintain several relationships with various suppliers and will not be locked into any one battery, motor, software or electronics vendor.  To the greatest extent possible, we will use components that are being mass produced.  We believe this will enable us to offer vehicles at mass produced pricing.  The first application of our Powertrain is for the 2007, 2008, and 2009 General Motors Saturn Sky.

Market for Electric Vehicles

The  market for electric vehicles represents a narrow but rapidly growing sector in  the overall vehicle market.  Currently the most productive market for electric vehicles is fleet  operators,   consisting of organizations that operates many vehicles from a central  location include  delivery  operations, taxis, police and other government offices,  the  military,  resorts, municipal bus lines and rental car agencies.

The  consumer  market  for  electric vehicles is still relatively small due to high prices and lack  of electric vehicle infrastructure, however we believe this market is growing and is expected to continue to grow as the technology and price of electric vehicles improve.

Marketing

We break down our customers into two categories: Internet Sales and Distribution Network Sales.  Internet sales are a primary method of sales used by most electric car companies today.  Secondly, AMP is seeking to create a distribution channel through existing Saturn dealerships.  We are seeking to utilize the dealers as “converters” of Saturn product to all electric vehicles.  Similarly to how the dealer would enlist a local “low ride” or “hot rod” conversion shop to add value to their dealership, they become distributors of our customization to an all electric vehicle.  This prevents them from being inhibited in their dealer relationship with the manufacturer.  The dealer network pricing would be higher than the internet pricing.  We would potentially stop selling online if the dealer network began driving the business.  We plan  to  emphasize  the  following  selling  points:

•	avoiding the fluctuation in fuel prices;
•	saving the globe from carbon dioxide and global warming;
•	the familiarity of the converted vehicle;
•	assisting the country in breaking its dependence on foreign oil; and
•	Favorable social supports in laws, taxes, and subsidies

Research  and  Development

We  conduct all of our research and development in-house at our facilities in Cincinnati, Ohio.

Competition

We expect that the electric car industry will compete on quality, price, performance and early to market status.   Today, Tesla Automotive, an Original Equipment Manufacturer (OEM), is the only manufacturer of an all electric vehicle. Tesla currently has a vehicle based on the Lotus Elise frame and is using the AC Propulsion components to create an all electric vehicle. Tesla vehicle costs approximately $125,000 with accessories. It is a two seat vehicle that is very small and meets only minimal safety standards within the automotive industry, not even including a passenger side air bag.  The second largest competitors are mostly two stage vehicles such as the General Motors Volt. This vehicle consists of 26 kilowatt power pack that will allow it to run for 40 miles on an all electric system. As the battery pack discharges, a gasoline based two cycle motor engages and charges the battery pack. This means there is still a gas tank and ICE in the vehicle.  Tesla and General Motors are larger and better capitalized and will be able to take advantage of opportunities that the Company will not be able to pursue.  Further, there are other smaller competitors that are seeking to enter the electric car company industry.

Intellectual Property

We have not applied for  or  received  patent  protection in the US or any other country, and, as a result, there is a distinct  risk  that  we will not be able to adequately protect our intellectual property  rights  in  these  countries.

Government Regulation

We  are  in  the  business  of  modifying and selling automobiles and other vehicles,  and  accordingly we are subject to several laws related to automobile sales  and  operation.

The United States'  laws  related to automobile manufacturers regulate registration, safety  criteria,  type  approval,  inspection,  maintenance,  testing,  etc. of automobiles.  There are also laws regulating noise allowance and vibrations made by  vehicles,  and  environmental  laws. Complying with the strict  regulation of automobile manufacturing is costly and could significantly affect  our  ability  to  become profitable.  In addition, failure to comply with these  laws  could  subject our Company to penalties, which could include severe fines  or  the removal of government approval to do business.  Although we fully intend to comply with all applicable rules and regulations, we cannot  assure  that  we  will  be  able  to  do  so.

In general, automobiles  are  subject  to several environmental regulations, including  air  preservation,  noise and vibration control.  Accordingly, we are required  to limit the air contaminants, noise and vibrations of our vehicles to certain  levels.  Failure  to  do  so may impose fines or other penalties on the Company.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Number of Employees

We we have 15 employees including 11 full time employees of which seven are engaged in engineering and four sales/administration and four part time employee.

Property

Our principal offices are located at 4540 Alpine Road, Blue Ash, Ohio 45242, which include 3,000 square feet in office space and 12,000 square feet in manufacturing/development space.  We pay $8500 per month in rent and our lease is for two years. We expect that this facility will provide adequate space for the next two years.

RISK FACTORS

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We did not begin operations of our business until February 2007.  We have a limited operating history and have not generated revenue.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

AMP’s results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

AMP incurred a net loss amounting to $2,703,686 for the period from inception (February 20, 2007) through September 30, 2009.  In addition, as of September 30, 2009, AMP has a working capital deficiency of $296,785. If we incur additional significant operating losses, our stock price, may decline, perhaps significantly.

Our management is developing plans to alleviate the negative trends and conditions described above.  Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future.  Further, as we are a new enterprise, we expect that net losses will continue and our working capital deficiency will exacerbate.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Stephen Burns, our sole executive officer and director.  The loss of Mr. Burns could have a material and adverse effect on our business operations.  Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.  Our inability to attract and retain key personnel may materially and adversely affect our business operations.

We must effectively manage the growth of our operations, or our company will suffer.

To manage our growth, we believe we must continue to implement and improve our operational, manufacturing, and research and development departments. We may not have adequately evaluated the costs and risks associated with this expansion, and our systems, procedures, and controls may not be adequate to support our operations. In addition, our management may not be able to achieve the rapid execution necessary to successfully offer our products and services and implement our business plan on a profitable basis. The success of our future operating activities will also depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.

Our business requires substantial capital, and if we are unable to maintain adequate financing sources our profitability and financial condition will suffer and jeopardize our ability to continue operations.

We require substantial capital to support our operations.  If we are unable to maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

We face intense competition which could cause us to lose market share.

In the electric vehicle market in the United States, we compete with large manufacturers, including GM, Tesla and Nissan who have more significant financial resources, established market positions, long-standing relationships with customers and dealers, and who have more significant name recognition, technical, marketing, sales, manufacturing, distribution, financial and other resources than we do. Each of these companies is currently selling a hybrid or electric vehicle or are working to develop, market, and sell advanced technology vehicles in the United States market. The resources available to our competitors to develop new products and introduce them into the marketplace exceed the resources currently available to us.  This intense competitive environment may require us to make changes in our products, pricing, licensing, services, distribution, or marketing to develop a market position.

Changes in the market for electric vehicles could cause our products to become obsolete or lose popularity.

The electric vehicle industry is in its infancy and has experienced substantial change in the last few years. To date, demand for and interest in electric vehicles has been sporadic. As a result, growth in the electric vehicle industry depends on many factors, including:

•	continued development of product technology;

•	the environmental consciousness of customers;

•	the ability of electric vehicles to successfully compete with vehicles powered by internal combustion engines;

•	limitation of widespread electricity shortages; and

•	whether future regulation and legislation requiring increased use of nonpolluting vehicles is enacted.

We cannot assure you that growth in the electric vehicle industry will continue. Our business may suffer if the electric vehicle industry does not grow or grows more slowly than it has in recent years or if we are unable to maintain the pace of industry demands.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position.

Our current products are designed for use with, and are dependent upon, existing electric vehicle technology. As technologies change, we plan to upgrade or adapt our products in order to continue to provide products with the latest technology. However, our products may become obsolete or our research and development efforts may not be sufficient to adapt to changes in or create necessary technology. As a result, our potential inability to adapt and develop the necessary technology may harm our competitive position.

The failure of certain key suppliers to provide us with components could have a severe and negative impact upon our business.

We rely on a small group of suppliers to provide us with components for our products. If these suppliers become unwilling or unable to provide components, there are a limited number of alternative suppliers who could provide them. Changes in business conditions, wars, governmental changes, and other factors beyond our control or which we do not presently anticipate could affect our ability to receive components from our suppliers. Further, it could be difficult to find replacement components if our current suppliers fail to provide the parts needed for these products. A failure by our major suppliers to provide these components could severely restrict our ability to manufacture our products and prevent us from fulfilling customer orders in a timely fashion.

Product liability or other claims could have a material adverse effect on our business.

The risk of product liability claims, product recalls, and associated adverse publicity is inherent in the manufacturing, marketing, and sale of electrical vehicles. Although we have product liability insurance for our consumer products, that insurance may be inadequate to cover all potential product claims. We also carry liability insurance on our automobile products. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our business and financial condition. We may not be able to secure additional product liability insurance coverage on acceptable terms or at reasonable costs when needed. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates. We cannot assure you that such claims and/or recalls will not be made in the future.

We must devote substantial resources to implementing a product distribution network.

Dealers are often hesitant to provide their own financing to contribute to our product distribution network. As a result, we anticipate that we may have to provide financing or other consignment sale arrangements for dealers who would like to participate as our regional distribution centers. The further expansion of our product distribution network will require a significant capital investment and will require extensive amounts of time from our management. A capital investment such as this presents many risks, foremost among them being that we may not realize a significant return on our investment if the network is not profitable. Our inability to collect receivables from dealers could cause us to suffer losses. Lastly, the amount of time that our management will need to devote to this project may divert them from performing other functions necessary to assure the success of our business.

Regulatory requirements may have a negative impact upon our business.

While our products are subject to substantial regulation under federal, state, and local laws, we believe that the products we have sold are materially in compliance with all applicable laws. However, to the extent the laws change, or if we introduce new products in the future, some or all of our products may not comply with applicable federal, state, or local laws. Further, certain federal, state, and local laws and industrial standards currently regulate electrical and electronics equipment. Although standards for electric vehicles are not yet generally available or accepted as industry standards, our products may become subject to federal, state, and local regulation in the future. Compliance with this regulation could be burdensome, time consuming, and expensive.

Our automobile products are subject to environmental and safety compliance with various federal and state regulations, including regulations promulgated by the EPA, NHTSA, and various state boards, and compliance certification is required for each new model year. The cost of these compliance activities and the delays and risks associated with obtaining approval can be substantial. The risks, delays, and expenses incurred in connection with such compliance could be substantial.

Our success is heavily dependent on protecting our intellectual property rights.

We rely on trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We presently do not hold patents registered with the United States Patent and Trademark Office.  Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We may be exposed to liability for infringing intellectual property rights of other companies.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any patents and trademarks which our products or their use might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights, in a suit with another party.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock over the past few years. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

We have not voluntary implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflict of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we intend to adopt certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. We intend to expand our board membership in future periods to include independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our sole director who has an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring smaller reporting companies, such as our company, to include a report of management on the company's internal controls over financial reporting in their annual reports for fiscal years ending on or after December 15, 2007.  We will be required to include the management report in the annual report for the year ending December 31, 2009. In addition, for our fiscal year ending December 31, 2009 the independent registered public accounting firm auditing our financial statements must also attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls. In the event we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain financing as needed could suffer.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition;

•	General economic conditions;

•	Changes in regulations;

•	Whether the market for electric vehicles continues to grow, and, if it does, the pace at which it may grow; and

•	Our ability to compete against large competors in a rapidly changing market for electric vehicles.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Our Plan of Operation should be read in conjunction with our financial statements included herein.

Overview

On December 28, 2009, we entered into and closed a Share Exchange Agreement with the AMP Shareholders pursuant to which we acquired 100% of the outstanding securities of AMP in exchange for 1,063,636 shares of our common stock. Considering that, following the merger, the AMP Shareholders control the majority of our outstanding voting common stock and we effectively succeeded our otherwise minimal operations to those that are theirs, AMP is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of AMP securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. AMP is the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of AMP.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of AMP pursuant to the terms of the Share Exchange Agreement.  As a result of such acquisition, our operations our now focused on the design, marketing and sale of modified automobiles with an all electric drivetrain and battery systems. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

On December 29, 2009, subsequent to the acquisition of AMP, the Company entered into an Agreement and Release with Mark DeFoor, a significant shareholder of the Company, pursuant to which Mr. DeFoor agreed to return 3,105,000 shares of common stock of the Company to the Company for cancellation and has provided a full release of the Company in consideration of the transfer of all securities of Title Starts of Kansas City, LLC, the Company’s former wholly owned subsidiary, and all assets relating to the online abstract business.

Results of Operations

Nine Months Ended September 30, 2009 Compared to Nine months Ended September 30, 2008

Revenue. We did not generate revenue for the nine months ended September 30, 2009 and 2008.

Expenses.  Our expenses for the nine months ended September 30, 2009 were $865,754 consisted of payroll and payroll taxes ($461,340), legal and professional fees ($71,281), advertising and public relations ($26,698) and $(144,050)  in batteries, motors and supplies.  Our expenses for the nine months ended September 30, 2008 were $885,915 consisted of payroll and payroll taxes ($241,541), legal and professional fees ($113,493), advertising and public relations ($208,372) and ($216,765)  in batteries, motors and supplies.  The reason for the increase in comparing the nine months ended September 30, 2008 to the same period for 2009 was an increase in activity in developing our products which included the hiring of additional employees.

Net loss. Net loss for the years ended September 30, 2009 and 2008 were $863,657 and $885,915, respectively.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Revenue. We did not generate revenue for the years ended December 31, 2008 and 2007.

Expenses.  Our expenses for the year ended December 31, 2008 were $1,383,884 consisted of payroll and payroll taxes ($389,508), legal and professional fees ($311,408) and advertising and public relations ($182,940).    Our expenses for the year ended December 31, 2007 were $456,145 consisted of payroll and payroll taxes ($240,712), legal and professional fees ($66,415) and advertising and public relations ($34,748).  The reason for the year ended 2008 to 2009 was an increase in activity in developing our products which included the hiring of additional employees.

Net loss. Net loss for the years ended December 31, 2009 and 2008 were $1,383,884 and $104,275, respectively.

Liquidity and Capital Resources

As of December 31, 2008, we had current assets of $79,584 including cash of $58,303 and current liabilities of $224,147.   As of September 30, 2009, we had current assets of $31,432 including cash of $9,443 and current liabilities of $328,217.

Operating Activities

Our operating activities from continuing operations resulted in a net cash used by operations of $728,858 for the nine months ended September 30, 2009 compared to net cash used by operations of $785,437 for the nine months ended September 30, 2008.  The net cash used by operations for the nine months ended September 30, 2009 reflects a net loss of $863,657 offset by depreciation of $27,531, customer deposits of $50,000, account payables of $54,070 and other minor factors.   The net cash used by operations for the nine months ended September 30, 2008 reflects a net loss of $885,915 offset by depreciation of $45,878,  account payables of $54,600 and other minor factors.

Investing Activities

Our investing activities resulted in a net cash outflow of $8,502 for the nine months ended September 30, 2009 compared to a net cash outflow of $1,485 for the nine month ended September 30, 2008.  Cash used in investing activities principally represents capital expenditures offset by proceeds from the sale of assets.

Financing Activities

Our financing activities resulted in a cash inflow of $688,500 for the nine months ended September 30, 2009 and $600,000 for the nine months ended September 30, 2008, which represents sales of common stock by AMP.

Presently, due to the lack of revenue we are not able to meet our operating and capital expenses. There is doubt about our ability to continue as a going concern, as the continuation of our business is dependent upon successful roll out of our products and maintaining a break even or profitable level of operations. We have incurred operating losses since inception, and this is likely to continue through the fiscal year ending December 31, 2010.

From October 2009 through December 2009, AMP received $445,000 in bridge loans, which provided the funding to remain in operation during the second half of 2008.  On December 28, 2009, following the acquisition of AMP by the Company, $385,000 of the bridge loans were converted into equity of the Company.

We require funds to enable us to address our minimum current and ongoing expenses, expand marketing and promotion activity connected with the development and marketing of our products and to increase market share. Our cash on hand will not be sufficient to satisfy all of our cash requirements as we continue to progress and expand. We estimate that we will require between $1,500,000 and $2,000,000 to carry out our business plan for the next twelve months. Because we cannot anticipate when we will be able to generate revenues from sales, we will need to raise additional funds to continue to develop our business, respond to competitive pressures and to respond to unanticipated requirements or expenses. If we are not able to generate significant revenues from the sale of our products, we will not be able to maintain our operations or achieve a profitable level of operations.

The financial requirements of our Company will be dependent upon the financial support through credit facilities and additional sales of our equity securities.  The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current shareholders. Should additional financing be needed, there is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

We can give no assurance that we will be successful in implementing any phase, all phases of the proposed business plan, or that we will be able to continue as a going concern.

Credit Facility

Presently we have no revolving Credit Facility established.  There is no guarantee that we will be able to enter into an agreement to establish a line of credit or that if we do enter into such agreement that it will be on favorable terms.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Estimates

The following accounting principles and practices of AMP, or the Company) are set forth to facilitate the understanding of data presented in the consolidated financial statements:

Nature of operations

A developing stage company, AMP is a technology-driven business that delivers a full-performance, all electric, powertrain for passenger vehicles. Operating with three specific approaches, AMP converts existing internal combustion engine based vehicles to AMP designed and manufactured all electric powertrains, provides original equipment manufacturers (OEM’s) with AMP designed and manufactured modular electric components, and provides electric powertrain engineering and consulting services to end-users. AMP has not recorded revenue since inception in February 2007, and is developing its operations through a sale, design and manufacturing facility located in Cincinnati, Ohio.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and depreciation

Property and equipment is recorded at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets.

Advertising

Advertising and public relation costs are charged to operations when incurred. Advertising and public relation expense was approximately $151,500 and $186,000 for the year ended December 31, 2008 and the period from inception to December 31, 2008, respectively.  Advertising and public relation expense was approximately $27,000 and $244,000 for the nine months ended September 30, 2009 and the period from inception to September 30, 2009, respectively.

Income taxes

With the consent of its shareholders, at the date of inception, the Company elected under the Internal Revenue Code to become an S corporation. Since shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income, an S corporation is generally not subject to either federal or state income taxes at the corporate level. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements. The Financial Accounting Standards Board (“FASB”) has issued guidance, which clarifies generally acceptable accounting principles for recognition, measurement, presentation and disclosure relating to uncertain tax positions. The guidance applies to all business enterprises. As permitted by the guidance (as amended), AMP has elected to defer the application of the guidance until issuance of its December 31, 2009 financial statements. For financial statements covering periods prior to 2010, the Company evaluates uncertain tax positions in accordance with existing generally accepted accounting principles and makes such accruals and disclosures as might be required there under.  As of December 28, 2009, AMP is wholly-owned subsidiary of the Company and is no longer considered an S-corporation.

Research and development costs

AMP expenses research and development costs as they are incurred. Research and development expense incurred was approximately $748,000 and $1,031,000 for the year ended December 31, 2008 and the period from inception to December 31, 2008, respectively, consisting of consulting, payroll and payroll taxes, purchased supplies, parts and small tools.  Research and development expense incurred was approximately $657,000 and $1,688,000 for the nine months ended September 30, 2009 and the period from inception to September 30, 2009, respectively, consisting of consulting, payroll and payroll taxes, purchased supplies, parts and small tools.

Concentrations

AMP maintains its bank deposits in accounts that, at times, may exceed federally insured limits. AMP has not experienced any losses in such accounts and management does not believe it is exposed to significant risk on cash and cash equivalents.

Subsequent events

AMP evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements. The accompanying financial statements consider events through November 13, 2009.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding AMP’s executive officers and directors following the acquisition of AMP.

Name	Age	Position
Stephen S. Burns	50	Director and Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary
Kelvin D. Moore (1)	61	Director
Maggie M. Moran (1)	35	Director
Mark DeFoor (2)	37	Director

(1) Kelvin D. Moore and Maggie M. Moran have been appointed as directors of the Company subject to the filing and mailing of a Schedule 14f information statement.  They will begin service as directors of the Company on the 10th day following the filing and mailing of a Schedule 14f information statement.

(2) On December 28, 2009, Mark DeFoor resigned as an executive officer of the Company and also resigned as a director of the Company subject to the filing and mailing of a Schedule 14f information statement.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Stephen S. Burns, Director and Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Mr. Burns is a Co-Founder in AMP and has served as AMP’s CEO since inception.  Mr. Burns was appointed as CEO, CFO, Treasurer and Secretary of the Company on December 28, 2009.  Mr. Burns had founded several companies, most recently iTookThisOnMyPhone.com, a mobile photo and video-sharing technology company, MobileVoiceControl, Inc. a developer of high-end speech recognition software for smartphones sold to Nuance Communications (NASDAQ:NUAN), Inc. in 2006, AskMeNow [OTC:AKMN] a mobile search and information delivery system sold to Ocean West Holdings in 2005, PocketScript, the leading mobile electronic prescription system in the world which was sold to ZixCorp [NASDAQ:ZIXI] in 2002, Over The Line/AdLink, sold to Gannett Co. Inc. (NYSE:GCI) in 1994 and the design and development of Suspension Parameter Measurement Machines.

Kelvin D. Moore, Director

Mr. Moore has been appointed to the Board of Directors of the Company subject to the filing and mailing of a Schedule 14f information statement.  Since 2009 and continuing into 2010, Mr. Moore has served as the Consultant Sales Director of Seaborne Group. From 2004 through 2008, Mr. Moore served as a Senior Advisor with Exit Strategy Planning Ltd.  From 2001 to 2004, Mr. Moore served as an independent human resources development consultant.  Prior to 2001, Mr. Moore held various positions in the banking industry as well as positions with various start up enterprises.  Mr. Moore holds a degree in in Geography and Pure Mathematics and  attended Education and Development Programmes at London Business School, IMD (Switzerland), Oxford University Business Summer School and Sundridge Park Business School (UK).

Maggie M. Moran, Director

Ms. Moran has been appointed to the Board of Directors of the Company subject to the filing and mailing of a Schedule 14f information statement.  Ms. Moran, from 2006 through 2008, served as the served in the Office of the Governor as Deputy Chief of Staff to Gov. Jon. S. Corzine and from 2005 to 2006 as the Senior Advisor – Director, Executive Search for the then Governor-Elect Jon S. Corzine Transition Team.  From 2002 to 2005, Ms. Moran served as the Chief of Staff to the United States Senate, Office of US Senator Jon S. Corzine.  Ms. Moran received a BA – Political Science from Douglass College, Rutgers University in 1996 and a Mini MBA Business Essentials Certificate from Graduate School of Business, Rutgers University in 2003.  Ms. Moran serves as an Adjunct Professor at the Eagleton Institute of Politics at Rutgers University.

Mark DeFoor, Director

Mr. DeFoor served as a director since inception.  Mr. DeFoor has agreed to resign subject to the filing and mailing of the Schedule 14f information statement.  Mr. DeFoor earned a Bachelor’s of Business Administration (1993) and a Master’s of Business Administration (1995) from the University of Missouri at Kansas City.  Mr. DeFoor’s previous experience includes the development of the National Association of Insurance Commissions Central Repository of Producer Agents as well as the operation, purchase and sale of several title insurance companies.

Executive Compensation
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	(5) Stock Awards ($)	(6) Stock Options ($)	Non-equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen S. Burns	2008	$0	0	0	0	0	0	0	0
Chief Executive Officer and Director	2007	$0	0	0	0	0	0	0	0

Tim Wieck (1)	2008	$150,000	0	0	0	0	0	0	150,000
	2007	$125,000	0	0	0	0	0	0	125,000
Richard East (1)	2008	$150,000	0	0	0	0	0	0	150,000
	2007	$125,000	0	0	0	0	0	0	125,000

(1)	Serve as engineers for Advanced Mechanical Products, Inc.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2008, AMP did not have any equity awards outstanding.

DIRECTOR COMPENSATION

The Directors of AMP have not received compensation for rendering services as directors of AMP since inception.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 29, 2009, subsequent to the acquisition of AMP, the Company entered into an Agreement and Release with Mark DeFoor, a significant shareholder of the Company, pursuant to which Mr. DeFoor agreed to return 3,105,000 shares of common stock of the Company to the Company for cancellation and has provided a full release of the Company in consideration of the transfer of all securities of Title Starts of Kansas City, LLC, the Company’s former wholly owned subsidiary, and all assets relating to the online abstract business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Stephen S. Burns*	324,398	25.6%
Kelvin D. Moore*	0	**
Maggie M. Moran*	0	**
Mark DeFoor*	0	**
John J. Kuntz	192,692	15.2%
Mickey W. Kowitz	134,301	10.6%
H. Kimberly Lukens Advanced Mechanical Products, Inc. Subchapter S. Trust***	105,105	8.3%
Gerald Wolken	105,105	8.3%
Charles E. Allen	91,480	7.2%

All officers and directors as a group (4 persons)	324,398	25.6%

*Executive officer and/or director of the Company.  The appointment of Mr. Moore and Ms. Moran is subject to the filing and mailing of the Schedule 14f information statement.

 ** Less than 1%

*** H. Kimberly Lukens is the trustee of the H. Kimberly Lukens Advanced Mechanical Products, Inc. Subchapter S. Trust.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Advanced Mechanical Products, Inc., 11103 Deerfield Road, Cincinnati, Ohio 45242.

(2)
Applicable percentage ownership is based on 1,269,274 shares of common stock outstanding as of December 31, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 425,000,000 shares of common stock at a par value of $0.001 per share and 75,000,000 shares of preferred stock at a par value of $0.001 per share.  As of December 31, 2009, there are 1,269,274 shares of the Company’s common stock issued and outstanding that are held by approximately 33 stockholders of record and 8,375 shares of Series A Preferred Stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was listed on the OTC Bulletin Board on July 14, 2009. The symbol is TTSO. There has been no active trading and no high or low bid prices.

Holders of our Common Stock

As of December 31, 2009, there were approximately 33 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.  The stock transfer agent for our securities is Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not have an authorized equity compensation plan.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Nevada Corporation law and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

On December 28, 2009, we entered into and closed a Share Exchange Agreement with the AMP Shareholders pursuant to which we acquired 100% of the outstanding securities of AMP in exchange for 1,063,636 shares of our common stock. Considering that, following the merger, the AMP Shareholders control the majority of our outstanding voting common stock and we effectively succeeded our otherwise minimal operations to those that are theirs, AMP is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of AMP securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. AMP is the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of AMP.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of AMP pursuant to the terms of the Share Exchange Agreement.  As a result of such acquisition, our operations our now focused on the design, marketing and sale of modified automobiles with an all electric drivetrain and battery systems. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

On December 28, 2009, the Company entered a Conversion Agreement with Bowden Transportation Ltd. (“Bowden”) pursuant to which Bowden agreed to convert a loan in the amount of $20,000 provided to AMP on December 21, 2009 into 500 shares of Series A Preferred Stock (the “Series A Stock”).

On December 28, 2009, the Company entered a Conversion Agreement with Han Solutions II, LLC (“Han”) pursuant to which Han agreed to convert a loan in the amount of $315,000 provided to AMP from October 28, 2009 through December 21, 2009 into 7,875 shares of Series A Stock.

The Series A Stock is convertible, at any time at the option of the holder, into common shares of the Company based on a conversion price of $4.70588 per share.  The Series A Stock has a $40 stated value per share.  The holders of the Series A Stock are not entitled to convert the Series A Stock and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The Series A Stock has voting rights on an as converted basis. Holders of the Series A Stock are not entitled to receive dividends and do not hold any liquidation rights.

On December 28, 2009, the Company entered a Conversion Agreement with Ziu Zhang (“Zhang”) pursuant to which Zhang agreed to convert a loan in the amount of $50,000 provided to AMP on November 30, 2009 into 10,638 shares of common stock of the Company.

On December 29, 2009, subsequent to the acquisition of AMP, the Company entered into an Agreement and Release with Mark DeFoor, a significant shareholder of the Company, pursuant to which Mr. DeFoor agreed to return 3,105,000 shares of common stock of the Company to the Company for cancellation and has provided a full release of the Company in consideration of the transfer of all securities of Title Starts of Kansas City, LLC, the Company’s former wholly owned subsidiary, and all assets relating to the online abstract business.

This issuance of these above securities is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 as promulgated under Regulation D.

Item 3.03        Material Modification to Rights of Security holders

The information set forth in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.06  Change in Shell Company Status.

As a result of the consummation of the AMP Acquisition described in Item 1.01 of this Current Report on Form 8-K, we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

  Item 9.01 Financial Statements and Exhibits

Financial Statements of Business Acquired

(a)           Filed herewith are the following:

Audited financial statements of Advanced Mechanical Products, Inc. as of December 31, 2008 (EXHIBIT A)

Unaudited financial statements Advanced Mechanical Products, Inc. as of September 30, 2009 (EXHIBIT B)

(b)          Pro Forma Financial Information

Not Applicable

(c)           Shell Company Transactions

Not Applicable

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Designation for Series A Preferred Stock

10.1	Share Exchange Agreement dated as of December 28, 2009 by and among Advanced Mechanical Products, Inc., the shareholders of Advanced Mechanical Products, Inc. and Title Starts Online, Inc.

10.2	Agreement and Release between Title Starts Online, Inc. and Mark DeFoor dated December 29, 2009

10.3	Conversion Agreement between Title Starts Online, Inc. and Bowden Transportation, Inc. dated December 28, 2009

10.4	Conversion Agreement between Title Starts Online, Inc. and Han Solutions II, LLC dated December 28, 2009

10.5	Conversion Agreement between Title Starts Online, Inc. and Ziu Zhang dated December 28, 2009

21.1	List of Subsidiaries

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITLE STARTS ONLINE, INC.

Dated: January 4, 2010	By:	/s/ Stephen S. Burns
Name: Stephen Burns
Title: Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Exhibit A

Advanced Mechanical
Products, Inc. (A Development Stage Company)

Financial Statements

December 31, 2008

With Independent Auditors’ Report

Clark, Schaefer, Hackett & Co.
Strength In Numbers

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Advanced Mechanical Products, Inc.:

We have audited the accompanying balance sheet of Advanced Mechanical Products, Inc. (an S Corporation) as of December 31, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended and for the period from inception, February 20, 2007, to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year then ended and from inception, February 20, 2007, to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/  Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
November 13, 2009

105 East Fourth Street Suite 1500
Cincinnati, OH 45202
www.cshco.com
P. 513. 241.3111
F. 513. 241.1212

Cincinnati / Columbus / Dayton / Middletown / Springfield

Advanced Mechanical Products, Inc.
Balance Sheet

December 31, 2008

Assets

Current assets:
Cash in bank	$58,303
Accounts receivable, related party	17,131
Deposit on rent	1,650
Prepaid expenses	2,500

79,584

Property, plant and equipment:
Software	5,325
Equipment	118,426
Automobile prototypes	61,284
185,035
Less accumulated depreciation	95,744

89,291

$168,875

Liabilities and Stockholders' Equity

Accounts payable	$224,147

Stockholders' equity:
Common stock, without par, 10,000 shares
authorized, 5,302.5 shares issued and outstanding	1,784,757

Accumulated deficit during the development stage	(1,840,029)
(55,272)

$168,875

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Statements of Operations

For the Year Ended December 31, 2008
and the Period From Inception,
February 20, 2007, Through  December 31, 2008

	Year Ended December 31, 2008	Since Date of Inception, February 20, 2007 to December 31, 2008

Sales	$-	$-

Expenses:

Payroll and payroll taxes	389,508	630,219
Employee benefits	37,779	59,196
Employee travel and lodging	36,425	40,312
Employee meals and entertainment	3,262	4,124
Batteries and motors	153,739	153,739
Supplies	167,233	188,002
Legal and professional	311,408	377,823
Advertising, public relations and travel	182,940	217,688
Depreciation	61,171	95,744
Rent expense	17,820	31,020
Insurance expense	6,993	11,483
Network access	953	2,535
Bank service charges	1,377	1,920
Utilities	8,677	11,574
Employee move	-	10,000
Freight and other	4,599	4,650

	1,383,884	1,840,029

Net loss from operations	$(1,383,884)	$(1,840,029)

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Statement of Stockholders' Equity

From Inception, February 20, 2007
to December 31, 2008

				Total
	Common Stock		Accumulated	Stockholders'
	Number of Shares	Amount	Deficit	Equity

Beginning capital - inception	-	$-	-	-

Issuance of common stock, and fulfillment of
stock subscriptions receivable:
February 20, 2007	100	100,000	-	100,000
February 20, 2007	100	100,000	-	100,000
June 15, 2007	45	100,000	-	100,000
June 15, 2007	45	100,000	-	100,000
July 17, 2007	45	100,000	-	100,000
October 24, 2007	90	200,000	-	200,000
December 14, 2007	90	200,000	-	200,000
February 1, 2008	45	100,000	-	100,000

March 10, 2008 9-for-1 stock dividend	4,480	-	-	-

June 7, 2008	25	50,000	-	50,000
June 11, 2008	25	50,000	-	50,000
July 15, 2008	12.5	100,000	-	100,000
August 1, 2008	25	50,000	-	50,000
August 1, 2008	25	50,000	-	50,000
August 1, 2008	25	50,000	-	50,000
August 22, 2008	25	50,000	-	50,000
September 12, 2008	25	50,000	-	50,000
September 15, 2008	25	50,000	-	50,000
October 1, 2008	25	50,000	-	50,000
November 12, 2008	25	50,000	-	50,000
November 28, 2008	-	50,000	-	50,000
December 11, 2008	-	50,000	-	50,000
December 31, 2008	-	75,000	-	75,000

Share based compensation	-	9,757	-	9,757
Net loss from operations, period of
inception, February 20, 2007 to
December 31, 2008	-	-	(1,840,029)	(1,840,029)

	5,302.5	$1,784,757	(1,840,029)	(55,272)

A vehicle with a fair market value of $30,400 and cash of $69,600 was accepted as consideration for issuance of common stock on February 20, 2007.

A vehicle with a fair market value of $30,884 and cash of $69,116 was accepted as consideration for issuance of common stock on June 15, 2007.

Consulting services valued at $50,000 were accepted as consideration for issuance of common stock on October 1, 2008.

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Statements of Cash Flows

For the Year Ended December 31, 2008
 and the Period From Inception,
February 20, 2007, Through  December 31, 2008

	Year Ended December 31, 2008	Since Date of Inception, February 20, 2007 to December 31, 2008
Cash flows from operating activities:
Net loss from operations	$(1,383,884)	$(1,840,029)
Adjustments to reconcile net loss from operations
to cash used by operations:
Depreciation	61,171	95,744
Share based compensation	9,757	9,757
Advertising	50,000	50,000
Effects of changes in operating assets and liabilities:
Prepaid expenses and deposits	1,650	(4,150)
Accounts payable	224,147	224,147

Net cash used by operations	(1,037,159)	(1,464,531)

Cash flows from investing activities:
Capital expenditures	-	(123,751)
Advance to related party	8,433	(17,131)

Net cash provided (used) by investing activities	8,433	(140,882)

Cash flows from financing activities:
Issuance of common stock	825,000	1,663,716

Net cash provided by financing activities	825,000	1,663,716

Change in cash	(203,726)	58,303
Cash at inception, February 20, 2007	-	-
Cash at December 31, 2007	262,029	-
Cash at December 31, 2008	$58,303	$58,303

Supplemental disclosure of non-cash activities:
Vehicles valued at $61,284 were contributed as consideration for issuance of common stock during the period from inception, February 20, 2007, to December 31, 2007.

Consulting services valued at $50,000 were accepted as consideration for issuance of common stock on October 1, 2008.

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Notes to Financial Statements

December 31, 2008

1. Summary of Significant Accounting Policies:
The following accounting principles and practices of Advanced Mechanical Products, Inc. (AMP, or the Company) are set forth to facilitate the understanding of data presented in the consolidated financial statements:

Nature of operations
A developing stage company, AMP is a technology-driven business that delivers a full-performance, all electric, powertrain for passenger vehicles.  Operating with three specific approaches, the Company converts existing internal combustion engine based vehicles to AMP designed and manufactured all electric powertrains, provides original equipment manufacturers (OEM’s) with AMP designed and manufactured modular electric components, and provides electric powertrain engineering and consulting services to end-users.  The Company has not recorded revenue since inception in February 2007, and is developing its operations through a sale, design and manufacturing facility located in Cincinnati, Ohio.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and depreciation
Property and equipment is recorded at cost.  Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets.

Advertising
Advertising and public relation costs are charged to operations when incurred.  Advertising and public relation expense was approximately $151,500 and $186,000 for the year ended December 31, 2008 and the period from inception to December 31, 2008, respectively.

Income taxes
With the consent of its shareholders, at the date of inception, the Company elected under the Internal Revenue Code to become an S corporation. Since shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income, an S corporation is generally not subject to either federal or state income taxes at the corporate level.  Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

The Financial Accounting Standards Board (“FASB”) has issued guidance, which clarifies generally acceptable accounting principles for recognition, measurement, presentation and disclosure relating to uncertain tax positions.  The guidance applies to all business enterprises. As permitted by the guidance (as amended), the Company has elected to defer the application of the guidance until issuance of its December 31, 2009 financial statements.  For financial statements covering periods prior to 2010, the Company evaluates uncertain tax positions in accordance with existing generally accepted accounting principles and makes such accruals and disclosures as might be required there under.

Research and development costs
The Company expenses research and development costs as they are incurred.  Research and development expense incurred was approximately $748,000 and $1,031,000 for the year ended December 31, 2008 and the period from inception to December 31, 2008, respectively, consisting of consulting, payroll and payroll taxes, purchased supplies, parts and small tools.

Advanced Mechanical Products, Inc.
Notes to Financial Statements

December 31, 2008

Concentrations
The Company maintains its bank deposits in accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and management does not believe it is exposed to significant risk on cash and cash equivalents.

Subsequent events
The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements.  The accompanying financial statements consider events through November 13, 2009.

2. Related party advance:
At times, the Company advances funds to companies which share common ownership.  These unsecured advances are considered short term in nature, payable upon demand and are interest free.

3. Lease obligation:
The Company leases office/warehouse space under terms of an operating type lease with monthly payments of $1,650.  The lease is renewable annually in May, and a portion of the leased space is sublet to a related party.  Lease expense related to this agreement was $17,820 and $31,020 for the year ended December 31, 2008 and the period from inception to December 31, 2008, respectively.  Future minimum payments under the lease agreement at December 31, 2008 are $6,600.

4. Stock option plan:
The Company granted 502 stock options to shareholders and employees of the Company on February 1, 2008.  The options expire on February 1, 2013 and have a grant date fair value of $64 per option. The options vest evenly over the three year period following the date of grant.

The Company accounts for the fair value of the options granted in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10-10.  The compensation cost that has been charged against income for the options is $9,757.  The fair value of the options granted to each employee was estimated on the date of the grant using a binomial option-pricing model with the following assumptions: risk-free interest rate of 3.62%, expected volatility of stock of 20%, expected dividend yield of zero and option lives of five years.

A summary of the status of the Company’s option plan as of December 31, 2008 and changes during the year ended December 31, 2008 is presented below.

	Weighted Average
	Options	Exercise Price

Outstanding at December 31, 2007	-	$-

Granted	502	247
Exercised	-	-
Forfeited	-	-

Outstanding at December 31, 2008	502	$247

Advanced Mechanical Products, Inc.
Notes to Financial Statements

December 31, 2008

A summary of the status of the Company’s option plan’s non-vested options as of December 31, 2008 and changes during the year ended December 31, 2008 is presented below.

	Weighted Average
		Grant Date
	Options	Fair Value

Outstanding at December 31, 2007	-	$-

Granted	502	64
Vested	-	-

Outstanding at December 31, 2008	502	$64

As of December 31, 2008 there was $22,185 of total unrecognized compensation cost related to non-vested options under the plan. The weighted-average grant date fair value of options granted during 2008 was $64.  The weighted-average remaining contractual term of options outstanding at December 31, 2008 was 4 years.  The weighted-average remaining contractual term of options vested and exercisable at December 31, 2008 was 4 years.

5. Development stage company:
The primary product and service being developed and marketed by the Company is centered on an all electric powertrain for passenger vehicles.  Management believes there are significant opportunities for sales of their products and services and a potential for obtaining sizable market share.  There have been no sales of the product or services from the inception of the Company, February 20, 2007, to December 31, 2008.

Sales are expected by management to grow in an exponential manner as users proliferate and the product is accepted in the marketplace.  While significant competition exists in the marketplace, management feels their product is superior to that of the competition.

Exhibit B

Advanced Mechanical
Products, Inc. (A Development Stage Company)

Financial Statements

September 30, 2009

With Accountants’ Review Report

Clark, Schaefer, Hackett & Co.
Strength In Numbers

ACCOUNTANTS’ REVIEW REPORT

Board of Directors
Advanced Mechanical Products, Inc.:

We have reviewed the accompanying balance sheet of Advanced Mechanical Products, Inc. (an S Corporation) as of September 30, 2009 and the related statements of operations, stockholders’ equity, and cash flows for the nine months then ended and for the period from inception, February 20, 2007, to September 30, 2009, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Advanced Mechanical Products, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/  Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
November 13, 2009

105 East Fourth Street Suite 1500
Cincinnati, OH 45202
www.cshco.com
P. 513. 241.3111
F. 513. 241.1212

Cincinnati / Columbus / Dayton / Middletown / Springfield

Advanced Mechanical Products, Inc.
Balance Sheet

September 30, 2009

Assets

Current assets:
Cash in bank	$9,443
Accounts receivable, related party	15,151
Deposit on rent	1,650
Prepaid expenses	5,188

31,432

Property, plant and equipment:
Software	5,325
Equipment	118,426
Automobile prototypes	57,366
181,117
Less accumulated depreciation	106,778

74,339

$105,771

Liabilities and Stockholders' Equity

Accounts payable	$278,217
Customer deposits	50,000

328,217

Stockholders' equity:
Common stock, without par, 10,000 shares
authorized, 7,465 shares issued and outstanding	2,481,240

Accumulated deficit during the development stage	(2,703,686)
(222,446)

$105,771

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Statements of Operations

For the Nine Months Ended September 30, 2009
and the Period From Inception,
February 20, 2007, Through September 30, 2009

	Nine Months Ended September 30, 2009	Since Date of Inception, February 20, 2007 to September 30, 2009

Sales	$-	$-

Expenses:

Payroll and payroll taxes	461,340	1,091,559
Employee benefits	51,634	110,830
Employee travel and lodging	35,622	75,934
Employee meals and entertainment	1,001	5,125
Batteries, motors and supplies	144,050	485,790
Legal and professional	71,281	449,103
Advertising, public relations and travel	26,698	244,387
Depreciation	27,531	123,275
Rent expense	18,480	49,500
Insurance expense	6,232	17,715
Network access	2,905	5,441
Bank service charges	288	2,208
Utilities	14,254	25,828
Employee move	-	10,000
Freight and other	4,438	9,088

	865,754	2,705,783

Net loss from operations	(865,754)	(2,705,783)

Other income:

Gain on sale of assets	2,097	2,097

Net loss	$(863,657)	$(2,703,686)

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Statement of Stockholders' Equity

From Inception, February 20, 2007
to September 30, 2009

				Total
	Common Stock		Accumulated	Stockholders'
	Number of Shares	Amount	Deficit	Equity

Beginning capital - inception	-	$-	-	-
Issuance of common stock, and fulfillment of
stock subscriptions receivable:
February 20, 2007	100	100,000	-	100,000
February 20, 2007	100	100,000	-	100,000
June 15, 2007	45	100,000	-	100,000
June 15, 2007	45	100,000	-	100,000
July 17, 2007	45	100,000	-	100,000
October 24, 2007	90	200,000	-	200,000
December 14, 2007	90	200,000	-	200,000
February 1, 2008	45	100,000	-	100,000
March 10, 2008 9-for-1 stock dividend	4,480	-	-	-
June 7, 2008	25	50,000	-	50,000
June 11, 2008	25	50,000	-	50,000
July 15, 2008	12.5	100,000	-	100,000
August 1, 2008	25	50,000	-	50,000
August 1, 2008	25	50,000	-	50,000
August 1, 2008	25	50,000	-	50,000
August 22, 2008	25	50,000	-	50,000
September 12, 2008	25	50,000	-	50,000
September 15, 2008	25	50,000	-	50,000
October 1, 2008	25	50,000	-	50,000
November 12, 2008	25	50,000	-	50,000
November 28, 2008	-	50,000	-	50,000
December 11, 2008	-	50,000	-	50,000
December 31, 2008	-	75,000	-	75,000
January 1, 2009 re-pricing agreement	1,287.5	-	-	-
January 26, 2009	150	75,000	-	75,000
February 26, 2009	100	50,000	-	50,000
March 5, 2009	20	10,000	-	10,000
March 25, 2009	30	15,000	-	15,000
April 28, 2009	200	100,000	-	100,000
May 29, 2009	200	100,000	-	100,000
July 10, 2009	75	37,500	-	37,500
July 20, 2009	100	50,000	-	50,000
July 21, 2009	-	25,000	-	25,000
July 30, 2009	-	75,000	-	75,000
August 26, 2009	-	50,000	-	50,000
August 31, 2009	-	15,000	-	15,000
September 1, 2009	-	40,000	-	40,000
September 28, 2009	-	36,000	-	36,000
September 30, 2009	-	10,000	-	10,000
Share based compensation	-	17,740	-	17,740
Net loss from operations, period of inception,
February 20, 2007 to September 30, 2009	-	-	(2,703,686)	(2,703,686)

	7,465	$2,481,240	(2,703,686)	(222,446)

A vehicle with a fair market value of $30,400 and cash of $69,600 was accepted as consideration for issuance of common stock on February 20, 2007.

A vehicle with a fair market value of $30,884 and cash of $69,116 was accepted as consideration for issuance of common stock on June 15, 2007.

Consulting services valued at $50,000 were accepted as consideration for issuance of common stock on October 1, 2008.

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Statements of  Cash Flows

For the Nine Months Ended September 30, 2009
and the Period From Inception,
February 20, 2007, Through September 30, 2009

	Nine Months Ended September 30, 2009	Since Date of Inception, February 20, 2007 to September 30, 2009

Cash flows from operating activities:
Net loss from operations	$(863,657)	$(2,703,686)
Adjustments to reconcile net loss from operations
to cash used by operations:
Depreciation	27,531	123,275
Gain on sale of assets	(2,097)	(2,097)
Share based compensation	7,983	17,740
Advertising	-	50,000
Effects of changes in operating assets and liabilities:
Prepaid expenses and deposits	(2,688)	(6,838)
Customer deposits	50,000	50,000
Accounts payable	54,070	278,217

Net cash used by operations	(728,858)	(2,193,390)

Cash flows from investing activities:
Capital expenditures	(26,482)	(150,233)
Proceeds on sale of assets	16,000	16,000
Advance to related party	1,980	(15,151)

Net cash used by investing activities	(8,502)	(149,384)

Cash flows from financing activities:
Issuance of common stock	688,500	2,352,216

Net cash provided by financing activities	688,500	2,352,216

Change in cash	(48,860)	9,443
Cash at inception, February 20, 2007	-	-
Cash at December 31, 2008	58,303	-
Cash at September 30, 2009	$9,443	$9,443

Supplemental disclosure of non-cash activities:
Vehicles valued at $61,284 were contributed as consideration for issuance of common stock during the period from inception, February 20, 2007, to December 31, 2007.

Consulting services valued at $50,000 were accepted as consideration for issuance of common stock on October 1, 2008.

See accountants’ review report.
See accompanying notes to financial statements.

Advanced Mechanical Products, Inc.
Notes to Financial Statements

September 30, 2009

1.  Summary of Significant Accounting Policies:
The following accounting principles and practices of Advanced Mechanical Products, Inc. (AMP, or the Company) are set forth to facilitate the understanding of data presented in the consolidated financial statements:

Nature of operations
A developing stage company, AMP is a technology-driven business that delivers a full-performance, all electric, powertrain for passenger vehicles.  Operating with three specific approaches, the Company converts existing internal combustion engine based vehicles to AMP designed and manufactured all electric powertrains, provides original equipment manufacturers (OEM’s) with AMP designed and manufactured modular electric components, and provides electric powertrain engineering and consulting services to end-users.  The Company has not recorded revenue since inception in February 2007, and is developing its operations through a sale, design and manufacturing facility located in Cincinnati, Ohio.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and depreciation
Property and equipment is recorded at cost.  Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets.

Advertising
Advertising and public relation costs are charged to operations when incurred.  Advertising and public relation expense was approximately $27,000 and $244,000 for the nine months ended September 30, 2009 and the period from inception to September 30, 2009, respectively.

Income taxes
With the consent of its shareholders, at the date of inception, the Company elected under the Internal Revenue Code to become an S corporation. Since shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income, an S corporation is generally not subject to either federal or state income taxes at the corporate level.  Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

The Financial Accounting Standards Board (“FASB”) has issued guidance, which clarifies generally acceptable accounting principles for recognition, measurement, presentation and disclosure relating to uncertain tax positions.  The guidance applies to all business enterprises. As permitted by the guidance (as amended), the Company has elected to defer the application of the guidance until issuance of its December 31, 2009 financial statements.  For financial statements covering periods prior to 2010, the Company evaluates uncertain tax positions in accordance with existing generally accepted accounting principles and makes such accruals and disclosures as might be required there under.

Research and development costs
The Company expenses research and development costs as they are incurred.  Research and development expense incurred was approximately $657,000 and $1,688,000 for the nine months ended September 30, 2009 and the period from inception to September 30, 2009, respectively, consisting of consulting, payroll and payroll taxes, purchased supplies, parts and small tools.

See accountants’ review report.

Advanced Mechanical Products, Inc.
Notes to Financial Statements

September 30, 2009

Subsequent events
The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements.  The accompanying financial statements consider events through November 13, 2009.

2. Related party advance:
At times, the Company advances funds to companies with similar shareholders as AMP.  These unsecured advances are considered short term in nature, payable upon demand and are interest free.

3. Lease obligation:
The Company leases office/warehouse space under terms of an operating type lease with monthly payments of $1,650.  The lease is renewable annually in May.  Lease expense related to this agreement was $18,480 and $49,500 for the nine months ended September 30, 2009 and the period from inception to September 30, 2009, respectively.  Future minimum payments under the lease agreement at September 30, 2009 are $11,550.

4. Stock option plan:
The Company granted 502 stock options to shareholders and employees of the Company on February 1, 2008.  The options expire on February 1, 2013 and have a grant date fair value of $64 per option. The options vest evenly over the three year period following the date of grant.

The Company accounts for the fair value of the options granted in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10-10.  The compensation cost that has been charged against income for the options is $7,983 for the nine months ended September 30, 2009 and $17,740 for the period from inception of the plan to September 30, 2009.  The fair value of the options granted to each employee was estimated on the date of the grant using a binomial option-pricing model with the following assumptions: risk-free interest rate of 3.62%, expected volatility of stock of 20%, expected dividend yield of zero and option lives of five years.

A summary of the status of the Company’s option plan as of September 30, 2009 and changes during the nine months ended September 30, 2009 is presented below.

	Weighted Average
	Options	Exercise Price

Outstanding at December 31, 2008	502	$247

Granted	-	-
Exercised	-	-
Forfeited	-	-

Outstanding at September 30, 2009	502	247

See accountants’ review report.

Advanced Mechanical Products, Inc.
Notes to Financial Statements

September 30, 2009

A summary of the status of the Company’s option plan’s non-vested options as of September 30, 2009 and changes during the nine months ended September 30, 2009 is presented below.

	Weighted Average
	Options	Grant Date Fair Value

Outstanding at December 31, 2008	502	$64

Vested	167	64
Unvested	335	64

Outstanding at September 30, 2009	502	64

As of September 30, 2009 there was $14,202 of total unrecognized compensation cost related to non-vested options under the plan.  The weighted-average remaining contractual term of options outstanding at September 30, 2009 was 3.5 years.  The weighted-average remaining contractual term of options vested and exercisable at September 30, 2009 was 3.5 years.

5.  Development stage company:
The primary product and service being developed and marketed by the Company is centered on an all electric powertrain for passenger vehicles.  Management believes there are significant opportunities for sales of their products and services and a potential for obtaining sizable market share.  There have been no sales of the product or services from the inception of the Company, February 20, 2007, to September 30, 2009.

Sales are expected by management to grow in an exponential manner as users proliferate and the product is accepted in the marketplace.  While significant competition exists in the marketplace, management feels their product is superior to that of the competition.

See accountants’ review report.